EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $5.5 Million Order from
U.S. Department of Defense for Advanced Z Backscatter Imaging Modules

New Application for Proprietary Technology to Combat Car and Truck Bombs

BILLERICA, Mass. – June 9, 2005 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today the receipt of a $5.5 million order from the U.S. Department of Defense (DoD) for multiple Z® Backscatter Imaging Modules for explosive threat detection in cars, trucks and other vehicles. These “ruggedized” imaging modules are based on technology deployed in AS&E’s Z Backscatter Vans (ZBV), and are reconfigured to meet evolving counterterrorism applications in harsh operating environments.  Like the ZBV, these systems are capable of producing photo-like X-ray images of vehicles and other objects for rapid threat analysis and are easily relocatable to ensure a rapid response in mission-critical areas.  For increased detection capability, the Z Backscatter Modules will be equipped with AS&E’s Radioactive Threat Detection (RTD) technology to detect nuclear devices and dirty bombs hidden in vehicles or containers.

“We are achieving worldwide recognition and increasing demand for AS&E’s proprietary Z Backscatter technology,” said Anthony Fabiano, President and CEO. “The ZBV has a demonstrated record of success in identifying large quantities of explosives in vehicles and containers.  With its versatility to function in multiple configurations and operating modes, the Module fulfills an immediate need for the DoD to detect Improvised Explosive Devices (IEDs).  We are looking forward to a successful performance on this program and enhancing the breadth of our Z Backscatter product offering. We appreciate the opportunity to work closely with the Army IED task force on this essential mission.”

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:
Laura Berman
American Science and Engineering, Inc.	(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.